Exhibit 23.9

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to the Registration Statement (No. 333-252450) on Form S-4 of Aytu BioScience, Inc. of our report dated March 13, 2020, relating to the consolidated financial statements of Neos Therapeutics, Inc. and Subsidiaries, appearing in the joint proxy statement/prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Dallas, Texas

February 8, 2021